Exhibit 5(a)

August 21, 2023

Howmet Aerospace Inc.

201 Isabella Street, Suite 200

Pittsburgh, PA 15212-5877

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We are acting as special Delaware counsel to Howmet Aerospace Inc., a Delaware corporation (the “Company”), in connection with the Form S-3 Registration Statement of the Company to be filed with the Securities and Exchange Commission on or about August 21, 2023 (the “Registration Statement”) with respect to the offering from time to time of shares of common stock, $1.00 par value per share, of the Company (“Common Stock”). In this connection you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

The Common Stock being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i)             the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 12, 2017, and the Certificate of Amendment of the Company as filed with the Secretary of State on March 30, 2020;

(ii)           the Bylaws of the Company as amended effective as of December 31, 2017;

(iii)         the resolutions of the Board of Directors of the Company, adopted on August 14, 2023, with respect to the Registration Statement (the “Resolutions”);

(iv)          the Registration Statement; and

(v)           a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (v) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (v) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Howmet Aerospace Inc.

August 21, 2023

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) the legal capacity of each natural person who is a signatory to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) that, prior to the issuance of any shares of Common Stock in connection with any public offering pursuant to the Registration Statement, the Board of Directors of the Company or a duly authorized committee thereof will adopt resolutions authorizing the issuance of such shares of Common Stock and setting forth the consideration to be received for such shares of Common Stock, which total amount shall not be less than the aggregated par value thereof, (iv) that the shares of Common Stock will be offered, issued, sold, delivered to, and paid for by the purchaser(s) in accordance with the terms of such resolutions and any agreement or agreements between the Company or selling shareholder and such purchaser(s) with respect thereto, (v) that the Company or selling shareholder will receive a total amount in consideration for the shares of Common Stock sold in an amount not less than the aggregated par value thereof, (vi) that if issued in certificated form, certificates representing the shares of Common Stock will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the shares of Common Stock will be duly registered to the extent required by any applicable agreement, and (vii) that at the time the shares of Common Stock are issued, the number of shares of Common Stock that were then issued, subscribed for or otherwise committed for issuance, will not exceed the number of shares of Common Stock the Company is authorized to issue under its certificate of incorporation. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Howmet Aerospace Inc.

August 21, 2023

This opinion is limited to the laws of the State of Delaware and we have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Common Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.